                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the use of our name in Form S-1 of Seven Seas Petroleum Inc. as it occurs in the following locations:


                          SECTION                             PAGE
                          -------                             ----
"Summary Reserve and Production Data"                            6
"Oil and Gas Reserves"                                          32
"Petroleum Engineers"                                           60
"Proved Reserves (Unaudited)"                                 F-25

                                                 /s/ RYDER SCOTT COMPANY
                                                    PETROLEUM ENGINEERS
                                            ------------------------------------
                                                    Ryder Scott Company
                                                    Petroleum Engineers


July 14, 1998